Exhibit 10.14

GROUND LEASE AGREEMENT

between

WINDCREST ECONOMIC DEVELOPMENT CORPORATION, as Landlord,

and RACKSPACE US, INC. as Tenant

1.			Definitions				1
	(a	)				Effective Date	1
	(b	)				Leased Premises	1
	(c	)				Lease Year	1
	(d	)				Permitees	1
	(e	)				Permitted Exceptions	1
	(g	)				Site Plan	1
2.			Demise, Term				1
	(a	)				Demise and Grant of Leased Premises	1
	(b	)				Term	2
	(c	)				Reserved	2
	(d	)				Quiet Enjoyment	2
	(e	)				Landlord’s Title, Subordination	2
			(1)			Title	2
			(2)			Landlord’s Pledge and Subordination of Fee Title	2
			(3)			No Actions	3
			(4)			Authority	3
	(f	)				Condition of Leased Premises.	3
3.			Rent				3
	(a	)				Rent	3
	(b	)				Tax Exemption	3
	(c	)				No Operation Required	4
4.			Improvements, Signs, Additions and Repairs				4
	(a	)				Delivery of Leased Premises	4
	(b	)				Alterations and Improvements	4
	(c	)				No Mechanic’s Liens	5
	(d	)				Environmental	5
	(e	)				Repairs	6
	(f	)				Tenant’s Fixtures	6
5.			Utilities				6
6.			Use, Transfers or Assignments				6
	(a)					Tenant’s Use	6
	(b)					Assignment, Subletting	6
	(c)					Transfer, Mortgage by Landlord	6
	(d)					Tenant’s Purchase Option	6
			(1)			Purchase Option	6
			(2)			Exercise of Purchase Option	7
				(i	)	Purchase Price	7
				(ii	)	Conveyance	7

i

			(iii)	Closing Date	8
			(iv)	No Encumbrances	8
		(3)		Escrow of Deed and Bill of Sale	8
		(4)		Memorandum of Purchase Option	8
7.		Indemnification, Insurance			9
	(a)			Indemnification	9
	(b)			Tenant’s Insurance	9
	(c)			Worker Compensation	9
	(d)			Scope	9
	(e)			Waiver of Subrogation	9
8.		Destruction, Condemnation			10
	(a)			Destruction	10
		(1)		Cancellation	10
		(2)		Restoration	10
		(3)		Insurance Proceeds	10
	(b)			Condemnation	10
		(1)		Taking of Parking or Access	10
		(2)		Awards	10
		(3)		Restoration	10
9.		Default			10
	(a)			Events of Default	11
		(1)		Obligations	11
		(2)		Bankruptcy	11
	(b)			Landlord’s Remedies	11
		(1)		No Termination	11
		(2)		Waiver of Landlord’s Lien	11
		(3)		Landlord’s and Tenant’s Remedies	11
10.		Tenant’s Mortgagee Requirements			12
	(a)			Tenant’s Personal Property	12
	(b)			Right to Encumber	12
11.		General Provisions			12
	(a)			Notice	12
	(b)			Entire Agreement	13
	(c)			Commission	13
	(d)			Force Majeure	13
	(e)			Surrender	14
	(f)			Reserved	14
	(g)			Applicable Law, Construction	14
	(h)			Time of the Essence	14
	(i)			Captions	14
	(j)			Gender, Number	14
	(k)			Counterparts	14
	(l)			Binding Effect	14

ii

GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT (“Lease”) is entered into by and between WINDCREST ECONOMIC DEVELOPMENT CORPORATION, a Section 4B corporation created pursuant to the Texas Development Corporation Act of 1979, as amended (“Landlord”) and RACKSPACE US, INC., a Delaware corporation (“Tenant”). For valuable consideration the parties agree and act as follows:

1. Definitions. The following terms have the meanings set forth below:

(a) Effective Date. The date this Lease is signed by both Landlord and Tenant as reflected on the signature page hereof.

(b) Leased Premises. Approximately 66.9915 acres of land (the “Land”) located in the City of San Antonio, Bexar County, Texas, described by metes and bounds in Exhibit A hereto and depicted on the Site Plan attached hereto as Exhibit A-1, together with (i) any and all improvements now or hereafter situated on the Land, including but not limited to the existing buildings constructed thereon comprising approximately 1,245,000 square feet (collectively, the “Improvements”), (ii) any and all fixtures, personal property and equipment now or hereafter situated on the Land and/or the Improvements, and (iii) any and all appurtenances, easements and privileges pertaining to the Land, the Improvements and/or the items listed in clauses (i) and (ii) above.

(c) Lease Year. Each twelve (12) month period commencing on the first day of the first full month of the Term of this Lease following the Effective Date, or anniversary of such date.

(d) Permitees. All partners, officers, directors, employees, agents, contractors, customers, visitors and invitees of Tenant at the Leased Premises.

(e) Permitted Exceptions. The conditions, restrictions, easements and encumbrances, if any, affecting title to the Leased Premises set forth in Exhibit B.

(f) Site Plan. The plat map or drawing depicting the Leased Premises attached hereto as Exhibit A-1.

2. Demise, Term.

(a) Demise and Grant of Leased Premises. Landlord hereby leases to Tenant and Tenant accepts from Landlord under the terms, provisions and conditions of this Lease the Leased Premises commencing on the Effective Date hereof and continuing until the expiration or earlier termination of the Term as hereinafter provided.

(b) Term. The primary term (“Primary Term”) of this Lease shall commence as of the Effective Date hereof, and shall expire on the last day of the Three Hundred Sixtieth (360th) full month following the Effective Date, subject to earlier termination as provided in paragraph 3(b) below. The Primary Term and any extension thereof pursuant to paragraph 2(c) below is hereinafter referred to as the “Term”.

(c) Reserved.

(d) Quiet Enjoyment. Upon Tenant’s payment of all rent hereunder and observance and performance of all of the covenants, terms and conditions to be observed and performed by Tenant pursuant to this Lease, Tenant shall have throughout the Term the peaceful, quiet and undisturbed use and possession of the Leased Premises and all rights and privileges appertaining thereto, subject to the terms, conditions and provisions of this Lease.

(e) Landlord’s Title, Subordination. Landlord covenants, represents and warrants to Tenant as follows:

(1) Title. Landlord hereby represents and warrants that it owns good and indefeasible fee simple title in and to the Leased Premises, subject only to the Permitted Exceptions, and has full right and authority to make this Lease. This Lease shall not be recorded; however, to establish the status of Landlord’s title and to establish the priority of this Lease as a condition of title, Landlord and Tenant shall execute on the date hereof a Memorandum of this Lease in the form attached hereto as Exhibit C which may be recorded by Tenant at any time following the Effective Date. In the event this Lease is terminated for any reason, at the request of either Landlord or Tenant, the other party shall execute such documentation as may be reasonably required to terminate such Memorandum of Lease. Tenant shall have the right, at its expense and as a condition to its obligations hereunder, to receive an Owner Policy of Title Insurance (with Leasehold Endorsement) covering the Leased Premises reflecting no exceptions other than the Permitted Exceptions.

(2) Landlord’s Pledge and Subordination of Fee Title. Landlord shall not at any time create or acquiesce to the creation of any liens against the Leased Premises except those (i) created or to be created by Tenant as provided herein or (ii) imposed by operation of law. Upon Tenant’s request, from time-to-time, Landlord will pledge its fee title in and to the Leased Premises to any lender(s) of Tenant and subordinate its title to the Leased Premises to any lien or liens created by Tenant in favor of such lender(s) to the extent such lien(s) secure loan(s) to Tenant used in whole or in part for the payment of the Rent or the cost of constructing improvements to the Leased Premises or to refinance any such costs, and Landlord shall execute such documents as Tenant’s lender(s) may reasonably request to effectuate such pledge and subordination, including but not limited to a deed of trust lien and other related security agreements conveying to Tenant’s lender(s) a first lien in and to fee title to the Leased Premises. Tenant shall be responsible for reimbursement of reasonable out-of-pocket legal expenses incurred by Landlord in connection with the negotiation and preparation of documentation relating to such pledge and subordination. Notwithstanding the foregoing, any such subordination shall provide Landlord with the right to a 30 day notice and cure period to pay the outstanding debt and to maintain ownership of the Leased Property.

(3) No Actions. There are no actions, suits or proceedings pending or to the best of Landlord’s knowledge, threatened against Landlord and affecting any portion of the Leased Premises, at law or in equity, or before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(4) Authority. The execution and consummation of this Lease by Landlord has been duly authorized and does not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, agreement, instrument or obligation to which Landlord is a party or by which the Leased Premises or any portion thereof is bound.

(f) Condition of Leased Premises. TENANT UNDERSTANDS AND ACKNOWLEDGES ITS ACCEPTANCE OF THE LEASED PREMISES IS WITHOUT RECOURSE, REPRESENTATION OR WARRANTY (EXCEPT AS SPECIFICALLY SET OUT HEREIN) OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY AND LANDLORD IS LEASING THE LEASED PREMISES AS IS, WHERE IS, AND WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS OR WARRANTY (ALL OF WHICH LANDLORD HEREBY DISCLAIMS) AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, LAYOUT, FOOTAGE, PHYSICAL CONDITION, OPERATION, COMPLIANCE WITH SPECIFICATIONS, ABSENCE OF LATENT DEFECTS, OR COMPLIANCE WITH LAWS AND REGULATIONS. TENANT HEREBY ASSUMES ALL RISK AND LIABILITY (AND AGREES THAT GRANTOR SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATING TO THE OCCUPANCY, CONSTRUCTION, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF THE LEASED PREMISES. TENANT ACKNOWLEDGES THAT TENANT HAS INSPECTED THE LEASED PREMISES AND ACCEPTS THE LEASED PREMISES “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AND HAS DELIVERED THE CERTIFICATION ATTACHED HERETO AS EXHIBIT D.

3. Rent. Tenant shall pay Landlord the following amounts:

(a) Rent. Upon the Effective Date, Tenant shall pay to Landlord as rent (“Rent”) for the Leased Premises the sum of Thirty-two Million Six Hundred Seventy-three Thousand One Hundred Thirty-seven and  55/100 Dollars ($32,673,137.55) in good and immediately payable funds, representing total prepayment of all sums of Rent due under this Lease. It is expressly understood that no additional Rent shall be payable by Tenant to Landlord at any time with respect to the Primary Term.

(b) Tax Exemption. Landlord and Tenant acknowledge and agree that contemporaneously with the execution hereof they have entered into a Master Economic Incentives Agreement (“EIA”) pursuant to which the Leased Premises is to be “tax exempt” (i.e. no real property taxes or other like assessments (“Taxes”) are expected to be assessed against the Leased Premises), including without limitation, during the Exemption Period as defined in the EIA (the “Tax Exemption”).

If during the Term of this Agreement, Taxes shall become due and owing concerning the Leased Premises and/or the Personal Property, and Tenant has not terminated this Lease as provided in paragraph 6(d)(2) below, Tenant shall thereafter pay directly to the applicable taxing entity if permitted by such taxing entity; or, in the alternative, to Landlord and such taxing entity by way of a joint check as tax cost (“Tax Cost”) the Taxes assessed against the Leased Premises for any prior, current or subsequent Lease Year during the Term. In such event, Tax Cost shall be paid prior to the delinquency date for such Taxes, but in no event earlier than ten (10) days after written notice of the Tax Cost is delivered to Tenant by the applicable taxing authority, along with copies of statements of assessed value and tax statements applicable to each Lease Year to which such Tax Cost applies. Tenant shall have the first and prior right to contest the amount or validity of the Taxes pertaining to the Leased Premises by appropriate administrative and legal proceedings brought either in its own name, Landlord’s name or jointly, as Tenant deems appropriate. Landlord shall cooperate with Tenant in its efforts to minimize the Taxes to the lowest possible level but Landlord shall not be required to incur any cost or expense in connection therewith. Landlord shall from time-to-time execute and deliver to Tenant whatever documents may be reasonably required by governmental authorities to evidence Tenant’s authority to contest Taxes attributable to the Leased Premises. Landlord will send Tenant copies of any assessed values and statements received by Landlord promptly upon receipt and Tenant shall have the right, at its own expense, in good faith, to contest any such values, Taxes or payments in lieu of Taxes and permit the items so contested to remain unpaid during the period of contest and any appeal therefrom, provided that prior to the date the Taxes would become delinquent, Tenant provides a bond or other security required by applicable law and otherwise reasonably satisfactory to Landlord in the full amount of the unpaid Taxes, together with any penalties, interest or fees attributable thereto that are due or are reasonably anticipated to accrue between the date thereof and the date of final payment of the Taxes. Landlord shall be responsible for payment of any and all Taxes attributable to the Rent to be paid by Tenant or other income of Landlord related to the Leased Premises.

(c) No Operation Required. Tenant shall have no obligation whatsoever to open or to operate or continue operations of any type within or upon the Leased Premises, except that the parties acknowledge that the EIA provides for the loss or reduction in Tax Exemptions if a Cessation of Business Activities (as defined in the EIA) should occur.

4. Improvements, Signs, Additions and Repairs.

(a) Delivery of Leased Premises. Landlord shall deliver exclusive possession of the Leased Premises to Tenant upon the Effective Date, subject only to the Permitted Exceptions.

(b) Alterations and Improvements. Tenant may from time-to-time construct, alter, change, and/or demolish any improvements, signs, driveways, parking areas or other improvements now or hereafter situated on the Leased Premises, including but not limited to the Improvements (all of such improvements constructed, altered and/or changed by Tenant during the Term being hereinafter referred to collectively as the “Tenant Improvements”); provided, however, that any such construction, alterations, additions or changes shall be subject to the following:

(1) All such work shall be performed in a good and workmanlike manner;

(2) Such construction, alterations, additions or changes shall not violate any building regulation applicable to the Leased Premises, and shall be in compliance with all applicable building codes, rules, regulations and ordinances affecting construction of such alterations, additions and changes; and

(3) At Tenant’s election, Landlord shall serve as the general contractor for the construction of the Tenant Improvements to the extent necessary to exempt the Tenant Improvements from sales and use taxes. In such event, Landlord and Tenant shall enter into a construction contract on terms and conditions mutually acceptable to each of them pursuant to which Landlord agrees to construct the Tenant Improvements, Tenant agrees to pay all third-party costs approved by Tenant with respect to such construction with no additional costs to be charged to Landlord and with no fees being payable by Tenant to Landlord for its services as general contractor, and Tenant agrees to indemnify and hold harmless Landlord from and against any liability, damages and third-party costs it may incur as a result of its so acting as the general contractor for the Tenant Improvements.

(c) No Mechanic’s Liens. Tenant shall not permit any mechanic’s or materialman’s liens to be filed against Landlord’s interest in the Leased Premises arising out of the Tenant Improvements (unless the same are fully bonded so as to cause same to be removed in accordance with applicable law), and Tenant shall indemnify, and hold harmless Landlord from and against any costs, liability or expense, including attorneys fees, attributable to any such liens. Tenant’s obligations under this paragraph 4(c) shall expressly survive the expiration or earlier termination of this Lease.

(d) Environmental. Tenant will conduct its business in a lawful manner and will not make or permit any unlawful use of the Leased Premises. Tenant will, at its own expense, promptly comply with all laws, regulations, and ordinances affecting the Leased Premises and the cleanliness, safety, occupancy, and use thereof. Tenant shall indemnify, defend (using counsel acceptable to Landlord in its reasonable discretion) and hold harmless Landlord from and against any cost, liability or expense arising out of or attributable to any claims, demands, causes of action, fines, penalties, liability or expenses (including attorney’s fees and court costs) arising out of or related to the existence, removal or disposal of any toxic or hazardous substances or materials within or upon the Leased Premises caused by Tenant, its employees, agents or representatives during the Term of this Lease following the Effective Date. For purposes hereof, the phrase “toxic or hazardous substances or materials” shall include items covered by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601-75(1986), as amended by the Superfund Amendment and Reauthorization Act, Pub. L. No. 99-499, 100 Stat. 1613 (1986) (“CERCLA”), The Toxic Substances Control Act, 15 U.S.C. §2601 et seq., The Clean Water Act, 33 U.S.C. §1251 et seq., The Safe Drinking Water Act, 42 U.S.C. §§300(f)-300(j), and other federal, state and local laws now or hereafter in effect governing the existence, removal or disposal of toxic or hazardous substances or materials. Tenant’s obligations under this paragraph 4(d) shall expressly survive the expiration or earlier termination of this Lease.

(e) Repairs. Tenant shall, at its sole cost and expense, perform all repairs and preventative maintenance necessary to maintain the Leased Premises in good condition and repair, ordinary wear and tear excepted, and keep the Leased Premises in compliance with applicable law throughout the Term. The foregoing shall not in any way impair or limit Tenant’s right to make alterations or additions to the Leased Premises as set forth in paragraph 4(b) above. Tenant’s obligations under this paragraph 4(e) shall expressly survive the expiration or earlier termination of this Lease.

(f) Tenant’s Fixtures. Tenant may install in or upon the Leased Premises such trade fixtures and equipment as Tenant deems desirable and all of said items shall remain Tenant’s property whether or not affixed or attached to the Leased Premises, except to the extent Tenant elects to cause Landlord to acquire such property and lease it to Tenant as provided in Section 3.7 of the EIA (“Personal Property Lease”). Tenant may remove such items from the Leased Premises at any time during the Term, except to the extent, if any, that such removal is prohibited by the Personal Property Lease. Nothing contained in this Section 4(f) shall diminish Tenant’s obligations to maintain the Leased Premises pursuant to Section 4(e).

g) Platting, Approvals. Landlord and Tenant acknowledge that it may be necessary, from time-to-time, for Tenant to seek governmental approvals with respect to platting, zoning, permitting and/or obtaining other permits in connection with its use and occupancy of the Leased Premises for the uses permitted hereby (collectively, “Approvals”). Landlord agrees to cooperate with Tenant with respect to its obtaining the Approvals and to execute such documents as may be required of the owner of fee title to the Leased Premises in order for Tenant to obtain the Approvals, provided that Landlord shall not incur any costs or liabilities in connection therewith.

5. Utilities. Landlord hereby transfers and assigns to Tenant, commencing on the Effective Date, all rights and entitlements of Landlord attributable to the use, delivery and consumption of utilities at the Leased Premises. Tenant shall arrange with the appropriate utility suppliers for services to the Leased Premises, pay all connection, meter and service charges and deposits required to connect utilities to the Leased Premises, and pay such utility suppliers directly for such services.

6. Use, Transfers or Assignments.

(a) Tenant’s Use. Except as prohibited or restricted by the Permitted Exceptions, Tenant may use the Leased Premises for any lawful purpose. Notwithstanding the foregoing, Tenant acknowledges that failure to use the Leased Premises for Business Activities (as defined in the EIA) may result in the loss or reduction in the Tax Exemptions pursuant to the EIA.

(b) Assignment, Subletting. Tenant may assign all or any part of this Lease or sublet all or any part of the Leased Premises without Landlord’s consent. In the case of any assignment or sublease permitted hereunder, Tenant shall not be released from liability. In the event of any assignment of this Lease, Tenant shall provide written notice to Landlord of such assignment, which notice shall include the name, address and telephone number of the assignee.

(c) Transfer, Mortgage by Landlord. Landlord shall not convey or mortgage, or propose to convey or mortgage, all or any part of its interest in the Leased Premises.

(d) Tenant’s Purchase Option.

(1) Purchase Option. For and in consideration of the sum of Fifty and No/100 Dollars ($50.00) and other good and valuable consideration paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged, the same constituting independent consideration for this Purchase Option, commencing upon the Effective Date and continuing throughout the Term (as the same may be extended), Tenant shall have the continuing, exclusive right to purchase the Leased Premises from Landlord (the “Purchase Option”) pursuant to the terms, conditions, and provisions set forth hereinbelow. If Tenant elects to exercise the Purchase Option, Tenant shall deliver to Landlord and the Escrow Agent (as defined in paragraph 6(d)(3) below) written notice (the “Purchase Option Notice”) of such election on or before thirty (30) days prior to the expiration of the Term. Notwithstanding the foregoing, if Tenant has failed to deliver the Purchase Option Notice within such thirty (30) day period, the Purchase Option shall continue for a period of fifteen (15) days following Tenant’s receipt of written notice from Landlord (“Option Termination Notice”) stating that “TENANT HAS FAILED TO DELIVER THE PURCHASE OPTION NOTICE WITHIN THE TIME PERIOD SPECIFIED IN PARAGRAPH 6(D) OF THE LEASE”, and unless Tenant provides written notice to Landlord within such 15-day period following Tenant’s receipt of the Option Termination Notice that Tenant elects not to exercise the Purchase Option, then Tenant shall be deemed to have delivered the Purchase Option Notice to Landlord and Escrow Agent within the time period required hereby and the parties shall proceed with the Purchase Closing as provided in (2) below.

(2) Exercise of Purchase Option. If Tenant elects (or is deemed to have elected) to exercise the Purchase Option, the following terms, provisions, and conditions shall apply to the closing thereof (“Purchase Closing”):

(i) Purchase Price. The purchase price (the “Purchase Price”) for the Leased Premises shall be the cash sum of One and No/100 Dollar ($1.00) plus the independent consideration previously paid by Tenant to Landlord as described above; it being expressly acknowledged that as of the Purchase Closing Tenant shall have paid to Landlord as Rent the full fair market value of the Leased Premises and that the Purchase Price is in recognition of such fact and not a penalty.

(ii) Conveyance. At the Purchase Closing, Landlord shall execute and deliver to Tenant all of the documents necessary to convey to Tenant good and indefeasible fee simple title in and to the Leased Premises by special warranty deed and a bill of sale, as applicable, free and clear of all liens or encumbrances, other than (i) the Permitted Exceptions applicable thereto, and (ii) all other matters created (x) by, through, or under Tenant, or (y) by Landlord pursuant to the written request of Tenant. Tenant may, at its expense, obtain an Owner Policy of Title Insurance insuring Tenant’s fee simple title subject only to the Permitted Exceptions.

(iii) Closing Date. The Purchase Closing shall occur within thirty (30) days following Tenant’s delivery (or deemed delivery) to Landlord of the Purchase Option Notice.

(iv) No Encumbrances. Landlord covenants that it shall not create, or acquiesce in the creation of, any restrictions, easements, liens or encumbrances, other than the Permitted Exceptions, that affect the Leased Premises at any time during the Term of this Lease without the prior written consent of Tenant, which consent may be withheld in Tenant’s sole discretion. Landlord further covenants that, except for the rights granted to Tenant hereunder, Landlord has not entered into any contracts or agreements to transfer, convey or encumber the Leased Premises or grant any interest therein and, following the date hereof, Landlord shall not enter into any agreements to transfer, convey or otherwise encumber the Leased Premises or grant any interest therein.

(3) Escrow of Deed and Bill of Sale. Contemporaneously with the execution of this Lease, Landlord has delivered to Alamo Title Company, 112 E. Pecan, San Antonio, Texas 78205 (Chris Varley) as escrow agent (“Escrow Agent”) a Special Warranty Deed and Assignment and Bill of Sale (“Bill of Sale”) in the forms attached hereto as Exhibit E-1 and Exhibit E-2 fully executed by Landlord conveying the Leased Premises to Tenant, which Special Warranty Deed and Bill of Sale are to be held in escrow by Escrow Agent in accordance with this paragraph 6(d)(3). Upon receipt or deemed receipt by Escrow Agent of the Purchase Option Notice and the sum of $1.00, Escrow Agent shall release from escrow the Special Warranty Deed and Bill of Sale, insert in the appropriate spaces on the Special Warranty Deed and Bill of Sale the date of release from escrow as the effective date of such documents, record the Special Warranty Deed in the Official Public Records of Real Property of Bexar County, Texas, deliver the Bill of Sale to Tenant, and disburse the $1.00 payment to Landlord, whereupon this Lease shall terminate and neither Landlord or Tenant shall have any further obligations hereunder with respect to matters arising or attributable to the period following such termination. It is understood and agreed that such Special Warranty Deed shall be delivered subject to all matters of record as of the date of this Lease that constitute Permitted Exceptions and all future matters of record that are created by, through or under Tenant or consented to by Tenant.

(4) Memorandum of Purchase Option. Landlord and Tenant shall include in the Memorandum of Ground Lease attached hereto as Exhibit C a provision setting forth the rights of Tenant to acquire the Leased Premises as provided in this paragraph 6(d).

If Tenant acquires the Leased Premises as provided hereinabove, effective as of the Purchase Closing, this Lease shall be of no further force and effect and neither party hereto shall have any further rights or obligations hereunder, except as expressly provided herein.

7. Indemnification, Insurance.

(a) Indemnification. IN ADDITION TO ANY OTHER PROVISIONS OF THIS LEASE, TENANT SHALL INDEMNIFY, HOLD HARMLESS, AND, AT LANDLORD’S OPTION, DEFEND LANDLORD AND ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITY, LIENS, CLAIMS, DEMANDS, DAMAGES, EXPENSES, FEES, COSTS, REASONABLE ATTORNEY’S FEES AND LITIGATION COSTS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND AND NATURE ARISING OUT OF TENANT’S USE, OCCUPANCY, CONSTRUCTION, MANAGEMENT OR CONTROL OF THE LEASED PREMISES, IMPROVEMENTS OR TENANT’S OPERATIONS, CONDUCT OR ACTIVITIES, UNLESS AND TO THE EXTENT THE SAME IS DUE TO THE GROSS NEGLIGENCE OR INTENTIONAL ACTS OR OMISSIONS OF LANDLORD, ITS AGENTS, EMPLOYEES OR CONTRACTORS. TENANT’S OBLIGATIONS UNDER THIS SECTION 7(a) SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE TERM. THE FOREGOING INDEMNIFICATIONS ARE EXPRESSLY INTENDED AND SHALL OPERATE TO PROTECT AND INURE TO THE BENEFIT OF THE INDEMNIFIED PARTIES EVEN IF SOME OR ALL OF LIABILITIES ARE ALLEGED OR PROVEN TO HAVE BEEN CAUSED BY THE NEGLIGENCE OR STRICT LIABILITY OF ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.

(b) Tenant’s Insurance. Tenant shall, at its expense, obtain comprehensive general liability insurance against all claims on account of bodily injury, personal injury or property damage for which Tenant may as a result of its business in the Leased Premises become liable, with limits of not less than (1) $1,000,000.00 for bodily injury to or death of any one person, (2) $2,000,000.00 for any one occurrence for bodily injury to or death of one or more persons arising out of any one occurrence, and (3) $1,000,000.00 per occurrence with respect to any property damage; with a $10,000,000.00 umbrella policy in addition to the foregoing policies. All polices of insurance to be maintained by Tenant hereunder may be maintained by way of “blanket policies” insuring the Leased Premises and other premises and/or property owned or operated by Tenant or its Affiliates, and shall be subject to such self-insured retention as may be included in Tenant’s policies.

(c) Worker Compensation. Tenant shall maintain workers’ compensation or similar insurance affording not less than statutory coverage and providing not less than statutory limits or benefits for all employees of Tenant employed at the Leased Premises.

(d) Scope. Each policy to be provided by Tenant hereunder shall name Landlord or its designee as additional insured and shall also contain a provision whereby the insurer agrees that such policy shall not be cancelled except after thirty (30) days’ written notice to Landlord or its designee. The insurance policies or duly executed certificates thereof, together with satisfactory evidence that the premium has paid, shall be deposited with Landlord on the date hereof; and, thereafter, evidence of continuing insurance and premium payment shall be delivered to Landlord not less than thirty (30) days prior to the expiration of each policy required to be in force hereunder. If Tenant fails to maintain the required insurance, Landlord may, but shall not be obligated to, obtain such insurance and be reimbursed upon demand.

(e) Waiver of Subrogation. Neither Landlord nor Tenant shall be liable by way of subrogation or otherwise to the other party or to any insurance company insuring the other party for any loss or damage to any of the property of the Landlord or Tenant covered by insurance even though such loss or damage might have been occasioned by the negligence of the Landlord or Tenant or their respective Permitees. This release shall be in effect only so long as the applicable insurance policies shall contain a clause or endorsement to the effect that the waiver shall not affect the right of the insured to recover under such policies. Each party shall use its best efforts, including payment of any additional premium, to have its insurance policies contain the standard waiver of subrogation clause. In the event Landlord’s or Tenant’s insurance carrier declines to include in such carrier’s policies a standard waiver of subrogation clause, Landlord or Tenant shall promptly notify the other party.

8. Destruction, Condemnation.

(a) Destruction.

(1) Cancellation. If any portion of the Improvements situated on the Leased Premises shall be damaged or destroyed, this Lease shall continue in full force and effect and shall not be affected thereby.

(2) Restoration. Tenant shall remove the debris and cause the Leased Premises to be repaired or restored as Tenant may deem necessary or desirable, but in any event the Leased Premises shall be repaired or restored to a safe and sightly condition that is in compliance with all applicable laws.

(3) Insurance Proceeds. All of Tenant’s insurance proceeds payable with respect to damage or destruction of the improvements situated on the Leased Premises shall be retained by and be the property of Tenant.

(b) Condemnation.

(1) Taking of Parking or Access. In the event of a taking by the power of eminent domain or conveyance in lieu thereof (“Taking”) of the whole or any part of the Leased Premises, this Lease shall terminate as to the portion so taken but shall remain in full force and effect as to the balance of the Leased Premises.

(2) Awards. All compensation awarded for any Taking of the Leased Premises, including any interest of Landlord or Tenant therein, shall be the property of Tenant, and Landlord hereby assigns to Tenant all of Landlord’s rights, title and interest in and to any and all such compensation. Tenant shall be entitled to claim, prove and/or receive in the condemnation proceeding all of the award as is attributable to the Leased Premises.

(3) Restoration. If there is a Taking of all or part of the Leased Premises, Tenant, at its sole expense, shall restore and rebuild the Leased Premises, in such manner as Tenant may elect, provided that the same shall be in accordance with all applicable laws.

9. Default.

(a) Events of Default. The following are events of default (“Events of Default”):

(1) Obligations. Either party (“Defaulting Party”) fails to perform any obligation, covenant or condition or to comply with any provisions of the Lease and such failure continues for thirty (30) days after written notice from the other party (“Non-Defaulting Party”), unless said default requires more than thirty (30) days to cure and the Defaulting Party commences a cure within thirty (30) days after written notice and thereafter maintains a diligent effort to complete the cure.

(2) Bankruptcy. Either party files in any court pursuant to any statute a petition in bankruptcy or insolvency or for reorganization or arrangement or makes an assignment for the benefit of creditors or any such petition is filed against a party and a receiver or trustee of all or any portion of that party’s property is appointed and such proceeding is not dismissed or the trusteeship discontinued within ninety (90) days after such appointment.

(b) Landlord’s Remedies. Upon the occurrence of an Event of Default by Tenant, Landlord shall have one or more of the following remedies:

(1) No Termination. Because Tenant has prepaid all Rent due hereunder as of the Effective Date and has the option to purchase the Leased Premises as provided in paragraph 6(d), Landlord shall have no right to terminate this Lease due to Tenant’s default and Landlord hereby waives any such right to which it may otherwise be entitled to terminate this Lease at law or in equity.

(2) Waiver of Landlord’s Lien. It is expressly understood and agreed that Landlord shall have no contractual or statutory landlord’s lien or security interest of any kind applicable to Tenant’s furniture, fixtures, equipment, inventory, or other property located within the Leased Premises, and Landlord hereby waives and relinquishes any such contractual or statutory landlord’s lien applicable to Tenant’s property located within the Leased Premises.

(3) Landlord’s and Tenant’s Remedies. Upon the occurrence of an Event of Default by a Defaulting Party, the Non-Defaulting Party shall have the right to perform the applicable obligations not performed by the Defaulting Party on behalf of and at the expense of the Defaulting Party, and seek reimbursement from the Defaulting Party of all such expenses incurred in connection therewith, together with interest thereon at the rate of twelve percent (12%) per annum from the date such expenses are incurred, and the Defaulting Party agrees to reimburse the Non-Defaulting Party for such expenses, with interest on or before ten (10) days from written demand therefor, accompanied by reasonable supporting documentation evidencing such expenditures. Notwithstanding the foregoing, if Tenant files bankruptcy (voluntary or involuntary) following the expiration of the Exemption Period (as defined in the Walzem Road Redevelopment Project Master Economic Incentives Agreement among Landlord, Tenant and others dated on or about the date hereof) and the same is not dismissed within sixty (60) days after filing, Landlord shall be entitled to “put” the Leased Premises to Tenant, at which time Tenant shall be deemed to have delivered the Purchase Option Notice to Landlord and the Special Warranty Deed and the Bill of Sale described in paragraph 6(d)(3) shall be released from Escrow and accepted by Tenant as set forth in such paragraph, and thereafter Tenant shall become the fee simple owner of the Leased Premises.

10. Tenant’s Mortgagee Requirements.

(a) Tenant’s Personal Property. Except as may otherwise be provided in the Personal Property Lease as described in paragraph 4(f) above, the Tenant Improvements and all furniture, trade fixtures, inventory, stock-in-trade and related equipment (collectively, the “Personal Property”) installed by Tenant in the Leased Premises shall be and remain the property of Tenant throughout the Term of this Lease. The Personal Property shall also be and remain the property of Tenant upon termination of this Lease, subject to the terms and provisions of the Personal Property Lease. At Tenant’s request and expense, unless in conflict with the Personal Property Lease, Landlord shall execute such reasonable documents as Tenant and/or any mortgagee having an interest in Tenant’s Personal Property may request waiving any rights or claims of Landlord to such Personal Property of Tenant.

(b) Right to Encumber. In addition to the other rights and obligations set forth in this paragraph 10, and notwithstanding any other provision of the Lease to the contrary, Tenant shall have the right, at any time and from time to time, to encumber the leasehold estate created by this Lease and/or any of its trade fixtures, furniture or equipment to any bank, thrift institution, insurance company, or other institutional lender or third party with notice to, but not the required consent of Landlord. Any Landlord’s statutory lien for rent or any security interest granted to Landlord in Tenant’s furniture, fixtures or equipment is hereby waived in its entirety. With respect to any such mortgagee of Tenant’s leasehold interest and/or personal property and notwithstanding any other provisions of this Lease to the contrary, Landlord agrees to give such mortgagee written notice of any default by Tenant and grants to such mortgagee an opportunity to cure any such default within the same time periods specified in this Lease for Tenant to cure any such default. Any such notice shall be sent to Tenant’s mortgagee at the most recent address as to which Tenant or Tenant’s mortgagee shall have notified Landlord in writing.

11. General Provisions.

(a) Notice. “Notice” shall mean any notice, notification, consent, approval, request, designation, submission, specification, election or other communication required or permitted under this Lease. All Notices shall be in writing and shall be deemed to have been given and received the earlier of (1) the date the notice is delivered by one party to the other party personally or delivered to the party’s address by a party or by a delivery service which records delivery dates, or (2) three (3) days after the notice is placed in the mail addressed to the other party at the party’s address, properly stamped, certified or registered mail, return receipt requested. A party’s address shall be as follows or as set forth in a notice to the other party:

Landlord:	Ray Watson
Director of Economic Development
8601 Midcrown
Windcrest, Texas 78239
Fax: 210-655-8776

With a copy to:	James P. Plummer
Fulbright & Jaworski, LLP
300 Convent, Suite 2200
San Antonio, Texas 78205
Fax: 210-270-7205

Tenant:	Rackspace US, Inc.
9725 Datapoint Drive, Suite 100
San Antonio, Texas 78229
Attention: Alan S. Schoenbaum
Fax: 210-447-4031

With a copy to:	Drenner & Golden Stuart Wolff, LLP
300 Convent, Suite 2650
San Antonio, Texas 78205
Attention: Stephen L. Golden
Fax: 210-745-3737

(b) Entire Agreement. With the exception of the EIA, this Lease embodies the entire agreement and understanding between the parties as to the lease of the Leased Premises by Tenant and supersedes all prior negotiations, agreements and understandings pertaining to such lease. Any provision of this Lease may be modified, waived or discharged only by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.

(c) Commission. Tenant and Landlord hereby represent to each other that neither has entered into any agreement or understanding that would give rise to a real estate commission being owed in connection with this Lease, and each of Landlord and Tenant shall indemnify and hold the other harmless against any commission, payment, interest or participation claimed on account of this Lease with any party under any alleged agreement or understanding entered into on that party’s behalf with the person or entity claiming the commission, payment, interest or participation.

(d) Force Majeure. Each party shall be excused from performing an obligation or undertaking provided for in this Lease for so long as such performance is prevented,

delayed, retarded or hindered by an Act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, strike, lockout, action of labor unions, requisitions, laws, or orders of government or civil or military authorities.

(e) Surrender. Upon the expiration of the Term or earlier termination of this Lease, unless upon such termination Tenant acquires the Leased Premises pursuant to paragraph 6(d), Tenant shall surrender the Leased Premises to Landlord. Tenant shall remove all Personal Property which are not fixtures (other than trade fixtures) installed by Tenant. All other installations or improvements, including all HVAC equipment, paneling, decorating, partitions, railings, mezzanine floors, and galleries made by either party shall be and become upon installation the property of Landlord and shall be surrendered with the Leased Premises at the expiration or termination unless Landlord notifies Tenant to the contrary, in which event Tenant may remove such property at its expense. Any property not promptly removed by Tenant under the provisions of this subparagraph may, at Landlord’s option, be deemed to have been abandoned by Tenant and may be retained by Landlord without any claim by Tenant. Tenant shall in any event repair any damage to the Leased Premises caused by the removal of Tenant’s Personal Property.

(f) Reserved.

(g) Applicable Law, Construction. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. If any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other of which would make the provision valid, the provision shall have the meaning which renders it valid. The submission of this document for examination does not constitute an offer to lease, this document being effective only upon execution and delivery by Landlord, Tenant and any guarantors.

(h) Time of the Essence. Time is of the essence with respect to each provision, term and covenant of this Lease.

(i) Captions. The captions are for convenience and do not limit or define the provisions of this Lease.

(j) Gender, Number. Whenever the sense of this Lease requires it, the use of (1) singular number shall be deemed to include the plural, (2) the masculine gender shall be deemed to include the feminine or neuter gender, and (3) the neuter gender shall be deemed to include the masculine and feminine gender.

(k) Counterparts. This Lease may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one instrument.

(l) Binding Effect. All provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

[Signature Page Follows]

EXECUTED this 2nd day of August, 2007.

LANDLORD:

WINDCREST ECONOMIC DEVELOPMENT CORPORATION

By:	/s/ F.R. Cain
Name:	F.R. Cain
Title:	City Administrator

TENANT:

RACKSPACE US, INC., a Delaware corporation

By:	/s/ Graham Weston
Name:	Graham Weston
Title:	Executive Chairman

EXHIBITS:
Exhibit A	- Metes and Bounds Description of Leased Premises
Exhibit A-1	- Site Plan
Exhibit B	- Permitted Exceptions
Exhibit C	- Memorandum of Ground Lease
Exhibit D	- Tenant’s As-Is Certificate and Agreement
Exhibit E-1	- Special Warranty Deed
Exhibit E-2	- Bill of Sale and Assignment

EXHIBIT A

METES AND BOUNDS DESCRIPTION OF LEASED PREMISES

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**THENCE**, leaving the east line of said IH35/ Loop 410, same being the west line of said Lot 44, with the common line between said Lots 44 and 46, S80°07'28"E, a distance of 225.13 feet to a 1/2-inch iron found for an angle point hereof, same being the southeast corner of said Lot 46, also being an angle point for said Lot 44;

**THENCE**, continuing with the common line between said Lots 44 and 46, N09°56'34"E, a distance of 230.05 feet a 1/2-inch iron rod found for an angle point hereof, same being the northeast corner of said Lot 46, same being an angle point for said Lot 44;

**THENCE**, crossing through said Lot 24, S80°02'51"E, a distance of 37.96 feet to a PK nail found for an angle point hereof, same being an angle point for said 11.5384 acre tract, also being an angle point for said Lot 44;

**THENCE**, continuing through said Lot 24, with a north line of said 11.5384 acre tract, N89°45'32"E, a distance of 103.11 feet to a PK nail found for an angle point hereof, same being an angle point of said 11.5384 acre tract, said point lies within said Lot 24;

**THENCE**, continuing through said Lot 24, with a west line of said 11.5384 acre tract, N00°36'38"E, a distance of 327.41 feet to a PK nail found for an angle point hereof, same being an angle point of said 11.5384 acre tract, said point lies within said Lot 24;

**THENCE**, continuing through said Lot 24, with a south line of said 11.5384 acre tract, N80°48'25"W, a distance of 311.55 feet to a PK nail found for an angle point hereof, same being an angle point of said 11.5384 acre tract, and being a point in the west line of said Lot 24, also being a point in the east line of said IH35/ Loop 410;

**THENCE**, with the west line of said Lot 24, same being the east line of said IH 35/ Loop 410, N09°56'18"E, a distance of 54.60 feet to a 1/2-inch iron rod with "Doucet & Assoc," cap set for a northwest corner hereof, same being a northwest corner of said Lot 24, and the southwest corner of Lot 22 of the Simon Subdivision recorded in Volume 7300, Page 69, (D.P.R.B.C.T.);

**THENCE**, with the south line of said Lot 22, and the north line of said Lot 24, N85°26'50"E, a distance of 381.62 feet to a PK nail with "Brown" shiner found for a point of curvature (P.C.) hereof, same being a P.C. for said Lot 22, also being a northwest corner and P.C. of said Lot 25;

**THENCE**, continuing with the southeast line of said Lot 22, and with the northwest line of said Lot 25, along a curve to the left, whose radius is 159.75 feet, whose delta is 85°23'33", at an arc length of 238.09 feet, and overall chord which bears N42°47'06"E, a distance 216.66 feet to a 1/2-inch iron rod with

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"Vickery" aluminum cap found for a point of tangency (P.T.) hereof, same being a P.T. for said Lots 22 and 25;

**THENCE**, continuing with the west line of said Lot 22, and the east line of said Lot 25, N00°05'45"E, a distance of 249.80 to a 1/2-inch iron rod with "Vickery" cap found for a northwest corner hereof, same being a northwest corner of said Lot 25, and a northeast corner of said Lot 22, same being a point in the south line of Walzem Road/ Farm to Market (FM) 1976 (R.O.W. Varies);

**THENCE**, with the south line of said Walzem Road/ FM 1976, and the north line of said Lot 25, N89°47'19"E, a distance of 112.39 feet to a Mag nail with "Brown" shiner found for an angle point hereof, same being an angle point for said Lot 25, also being an angle point for said Walzem Road/ FM 1976, from which a 4" Texas Department of Transportation (TXDOT) brass disk monument found bears, S76°06'59"W, a distance of 1.29 feet;

**THENCE**, continuing with the south line of said Walzem Road/ FM 1976, and the north line of said Lot 25, S88°27'18"E, a distance of 120.88 feet to a Mag nail with "Doucet" washer set for an angle point hereof;

**THENCE**, leaving the south line of said Walzem Road/ FM 1976, same being the north line of said Lot 25, passing through said Lot 25 the next four (4) courses and distances:

1) S00°17'20"E, distance of 268.51 feet to a Mag nail with "Doucet" washer set for an angle point hereof;
2) Along a curve to the right, whose radius is 921.48 feet, whose delta is 01°33'47"", whose arc length is 25.14 feet, and whose chord bears N77°14'29"E, a distance of 25.14 feet to a Mag nail with "Doucet" washer set for a point of reverse curvature (P.R.C.) hereof;
3) Along a curve to the left, whose radius is 750.00 feet, whose delta is 09°26'18", whose arc length is 123.55 feet, and whose chord bears N73°18'14"E, a distance of 123.41 feet to a Mag nail with "Doucet" washer set for a point of compound curvature (P.C.C.) hereof;
4) Along a curve to the left, whose radius is 2010.40 feet, whose delta is 03°54'26", whose arc length is 137.10' feet, and whose chord bears N66°37'52"E, a distance of 137.07 feet to a Mag nail with "Doucet" washer set for a point of compound curvature (P.C.C.) hereof;

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**THENCE**, continuing through said Lot 25, and in part through said Lot 44, along a curve to the left, whose radius is 500.00 feet, whose delta is 10°19'44", at an arc length of 14.77 feet passing the common line between said Lots 25 and 44, for an overall arc length of 90.14 feet, and whose overall chord bears N59°30'47"E, a distance of 90.02 feet to a Mag nail with "Doucet" washer set for a P.R.C. hereof, said point lies within said Lot 44;

**THENCE**, continuing in part through said Lot 44, and through said Lot 38, along a curve to the right, whose radius is 500.00 feet, whose delta is 11°52'41", at an arc length of 3.44 feet passing the common line between said Lots 44 and 38, for an overall arc length of 103.66 feet, and whose overall chord bears N60°17'16"E, a distance of 103.47 feet to a Mag nail with "Doucet" washer set for a P.T. hereof, said point lies in said Lot 38;

**THENCE**, continuing through said Lot 38, N16°51'51"W, a distance of 69.10 feet to a PK nail with "Brown" shiner found for an angle point hereof, same being a point in the south line of said Walzem Road/ FM 1976, also being the northern most northwest corner of said Lot 38, and the northeast corner of said Lot 44;

**THENCE**, with the south line of said Walzem Road/ FM 1976, same being the north line of said Lot 38, N89°44'36"E, a distance of 592.04 feet to a 1/2-inch iron rod with "Vickery" aluminum cap found for an angle point hereof, same being an angle point in the south line of said Walzem Road/ FM 1976, and an angle point in the north line of said Lot 38;

**THENCE**, continuing with the south line of said Walzem Road/ FM 1976, same being the north line of said Lot 38, N88°28'52"E, a distance of 17.99 feet to a "X" cut in concrete for the northern most northeast corner hereof, same being the northern most northeast corner of said Lot 38, also being the northwest corner of Lot 39 of said Replat of Subdivision Plat of Simon Subdivision;

**THENCE**, leaving the south line of said Walzem Road/ FM 1976, with the common line between said Lots 38 and 39 the following four (4) courses and distances:

1) S00°16'05"E, a distance of 151.24 feet to a 1/2-inch iron rod with "Vickery" aluminum cap found for an angle point hereof, same being the southwest corner of said Lot 39, and an angle point for said Lot 38;
2) N89°45'07"E, a distance of 131.79 feet to a 1/2-inch iron rod found for an angle point hereof, same being a southeast corner of said Lot 39, also being an angle point for said Lot 38;
3) N00°14'38"W, a distance of 18.06 feet to a 1/2-inch iron rod with "Vickery" cap found for an angle point hereof, same being an angle point for said Lots 38 and 39;

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**THENCE**, in part with the north line of Lots 13-26, Block "D" of said Camelot Subdivision, and in part with the north line of Lot 9, Block "B", of Camelot Subdivision Unit 5A, recorded in Volume 6500, Page 16 (D.P.R.B.C.T.), and in part with the north line of Lot 49 of Windsor Square Wal-Mart III recorded in Volume 9560, Page 80 (D.P.R.B.C.T.), and in part with the north line of Lot 36 of said Toys "R" Us, S89°31'43"W, a distance of 2200.44 feet to the **POINT OF BEGINNING** and containing 66.9915 Acre (2,918,150 sq. ft.) of land, more or less.

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EXHIBIT A-1

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EXHIBIT B

PERMITTED EXCEPTIONS

1.	Terms, conditions and provisions of that certain Covenants, Conditions and Restrictions Agreement dated November 1, 2000, recorded in Volume 8630, page 1609, Real property Records of Bexar County, Texas.

2.	Building set back line, 30 feet wide, along Walzem Road, as shown on plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

3.	Building setback line, 120 feet wide, measured from the North boundary line of Camelot Subdivision, Unit 7, along the south property line of Lot 37, as setback line of undetermined width located at the southeast corner of Lot 37, as shown on plat recorded in Volume 9522, Pages 107-108 of the Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

4.	Public utility easement, of variable width, along Walzem Road, as dedicated to the City of San Antonio by instrument dated May 14, 1975, recorded in Volume 7599, Page 129 of the Deed Records, and as shown on plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

5.	Subsurface gas and electric easement, 20 feet wide, traversing and extending into Lots 37 and 38, as granted to the City of San Antonio by instrument dated July 24, 1975, recorded in Volume 7683, Page 966 of the Deed Records, and as shown on the plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.LS. No. 5811, Doucet & Associates, Inc.

6.	Electric and gas transmission, distribution and service line easement, 20 feet wide within Lot 38, as granted to the City of San Antonio by instrument dated May 18, 1984, recorded in Volume 3216, Page 1141, of the Real Property Records, and as shown on plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

7.

Electric and gas transmission, distribution and service line easements, of variable widths, located within Lots 37 and 38, as granted to the City of San Antonio by instrument dated December 4, 1984, recorded in Volume 4906, Page 1394 (File No. 1976667) of the Real Property Records, and as shown on plat recorded in

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Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

8.	Electric and gas transmission, distribution and service line easements. of variable widths, located within Lots 37 and 38, as granted to the City of San Antonio by instrument dated December 4, 1984, recorded in Volume 6902, Page 166 and recorded in Volume 7005, Page 1663, of the Real Property Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

9.	City Public Service Board Easement, 40 feet wide, along the most eastern east property line of Lot 37, as shown on the plats recorded in Volume 7800, Pages 9-13 and Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

10.	Water line easements, 20 feet wide, traversing and extending into Lots 37 and 38, as granted to the City of San Antonio by instrument dated July 24, 1975, recorded in Volume 7653, Page 976 of the Deed Records, as amended by instrument dated April 16, 1976, recorded in Volume 7803, Page 598 of the Deed Records, as partially vacated by instrument dated June 18, 1984, recorded in Volume 3207, Page 498 of the Real Property Records, and as shown on the plats recorded in Volume 7800, Pages 9-13 and Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

11.	Water line easement, 20 feet wide inside Lot 38, as granted to the City of San Antonio by instrument dated June 18, 1984, recorded in Volume 3153, Page 1982 of the Real Property Records, as shown on the plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

12.	Water line easement, 20 feet wide, located at the southeast corner of Lot 37, as granted to the City of San Antonio by instrument dated December 4, 1984, recorded in Volume 3351, Page 1166 of the Real Property Records, and as shown on plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

13.	Sanitary sewer easements, 16 feet wide, located within Lots 37 and 38, as granted to the City of San Antonio by instrument dated January 17, 1985, recorded in Volume 3352, Page 1925 of the Real Property Records, and as shown on plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas.

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14.	Sanitary sewer easement, 10 feet wide, along the most eastern east property line of Lot 37, as shown on the plats recorded in Volume 7800, Pages 9-13 and Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

15.	Drainage easement, 25 feet wide, located west of, parallel with and adjacent to a portion of the east property line of Lot 37, as shown on plats recorded in Volume 7300, Pages 69-70, Volume 7800, Pages 9-13 and Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

16.	Drainage easement, 60 feet wide, located at the southeast corner of Lot 37, as shown on plats recorded in Volume 7300, Pages 69-70, Volume 7800, Pages 9-13 and Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

17.	Stormwater drainage easement, of variable width, located within Lots 37 and 38, as granted to the City of San Antonio by instrument dated January 17, 1985, recorded in Volume 3352, Page 1937 of the Real Property Records, and as shown on plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

18.	Underground telecommunication easements, of varying widths, located within Lots 37 and 38, as granted to Southwestern Bell Telephone Company by instrument dated June 1984, recorded in Volume 3356, Page 1296 of the Real Property Records, and as shown on plat recorded in Volume 9522, Pages 107-108, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

19.

Terms, conditions and provisions of that certain Easement and Operating Agreement dated September 10, 1974, recorded in Volume 7451, Page 649 of the Deed Records of Bexar County, Texas, as amended by that certain Modification of Easement and Operating Agreement dated May 5, 1975, recorded in Volume 7693, Page 199 of the Deed Records of Bexar County, Texas, as amended by that certain Second Amendment of Easement and Operating Agreement dated April 15, 1977, recorded in Volume 8069, Page 704 of the Deed Records as amended by that certain Third Amendment of Easement and Operating Agreement dated July 16, 1985, recorded in Volume 4820, Page 1829 of the Real Property Records, and as amended by that certain Fourth Amendment of Easement and Operating

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Agreement dated November 20, 1990, recorded in Volume 5004, Page 585 of the Real Property Records of Bexar County, Texas; assigned by Assignment of Operating Agreement, dated April 15, 2002, recorded in Volume 9345, Page 1911, Real Property Records of Bexar County, Texas, said Easement and Operating Agreements having been assigned and assumed by instrument recorded in Volume 11286, Page 1402, Bexar County Real Property Records; assigned and assumed by Assignment And Assumption Of Operating Agreements, dated December 18, 2006, recorded in Volume 12639, Page 1583, Real Property Records of Bexar County, Texas; assigned and assumed by Assignment And Assumption Of Operating Agreements, dated January 9, 2007, recorded in Volume 12639, Page 611, Real Property Records of Bexar County, Texas, assigned and assumed by Assignment And Assumption Of Operating Agreement, dated January 9, 2007, recorded in Volume 12639, Page 1595, Real Property Records of Bexar County, Texas. As affected by Partial Mutual Release And Modification Of Easement And Operating Agreement, dated January 25, 2007, recorded in Volume 12689. Page 1166, Real Property Records of Bexar County, Texas, as noted on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

20.	Terms, conditions and provisions of that certain Cross Easement Agreement dated July 16, 1985, recorded in Volume 4820, Page 1885, of the Real Property Records of Bexar County, Texas; transferred by Assignment And Assumption Of Cross Easement Agreement, dated January 9, 2007, recorded in Volume 12639, Page 604, Real Property Records of Bexar County, Texas, transferred by Assignment And Assumption Of Cross Easement Agreement, dated January 9, 2007, recorded in Volume 12639, Page 1609, Real Property Records of Bexar County, Texas, and transferred by Assignment And Assumption Of Operating Agreement, dated January 9, 2007, recorded in Volume 12639, Page 611, Real Property Records of Bexar County, Texas, as noted on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

21.	Non-access easement, 1 foot by 50 feet, along the south boundary of Lot 44, at its intersection with King Arthur Street, as shown on plat recorded in Volume 9551, Pages 187-188, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

22.	Drainage easement, 47 feet wide, along part of the south boundary of Lot 44, as shown on plat recorded in Volume 9551, Pages 187-188, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

23.	Lo Vaca Gathering Co. Easement, 50 feet wide, entering the property at the south boundary of Lot 44, running north and turning west and turning northerly, recorded in Volume 7413, Page 317 and Volume 7425, Page 387, Deed Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

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24.	Drainage easement, 25 feet wide, along the south portion of Lot 44, as shown on plat recorded in Volume 9551, Pages 187-188, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

25.	Existing drainage easement, 60 feet wide, entering Lot 44 at the west boundary and running east, as shown on plat recorded in Volume 9551, Pages 187-188, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

26.	Overhang easement, 4 feet wide, adjacent to the west boundary of Lot 44, as shown on plat recorded in Volume 9551, Pages 187-188, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

27.	Sanitary sewer easement, 10 feet wide, across the most easterly portion of Lot 44, as shown on plat recorded in Volume 9551, Pages 187-188, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

28.	Access easement, recorded in Volume 6935, Page 332, Deed Records of Bexar County, Texas, and modified by instruments recorded in Volume 8009, Page 221 and Volume 8273, Page 575, Deed Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates. Inc.

29.	Easement Agreement with the City of San Antonio, recorded in Volume 4906, Page 1394, Real Property Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

30.	Building setback lines, 120 feet from the south boundary of Lot 44, 30 feet from the west boundary along I.H. 35 of Lot 44, and 15 feet from the north boundary along Walzem Road line of Lot 44, as shown on plat recorded in Volume 9551, Pages 187-188, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

31.	Building setback line, 15 feet wide, increasing to 30 feet wide, along the Walzem Road property line, as shown on plat recorded in Volume 9522, Pages 105-106, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

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32.	Drainage easement, 15 feet wide, and 100.72 feet in length, located at the most northwest corner of the subject property, as shown on plat recorded in Volume 9522, Pages 105-106, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

33.	Pipeline right-of-way, 50 feet wide, traversing the western portion of the subject property, granted to Magnolia Gas Company, by instruments recorded in Volume 1107, Page 478 and Volume 1107, Page 485, Deed Records of Bexar County, Texas, additionally supplemented by instruments recorded in Volume 3405, Page 297 and Volume 3589, Page 371, Deed Records of Bexar County, Texas, as conveyed to Lo-Vaca Gathering Company by instrument recorded in Volume 5905, Page 447, Deed Records of Bexar County, Texas, as further defined by instrument executed in multiple counterparts as recorded in Volume 7413, Page 317 and Volume 7425, Page 387, Deed Records of Bexar County, Texas, and as shown on plat recorded in Volume 9522, Pages 105-106, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

34.	Public utility easement, of variable width, along Walzem Road property line, as dedicated to the City of San Antonio, by instrument dated May 12, 1975, recorded in Volume 7599, Page 111, Deed Records of Bexar County, Texas, and as shown on plat recorded in Volume 9522, Pages 105-106, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14,2007, by Jason Ward R.P.L.S. No. 5811, Doucet & Associates, Inc.

35.	Building setback line, 25 feet wide, along the front property line, as shown on plat recorded in Volume 7800, Pages 9-13, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S, No. 5811, Doucet & Associates, Inc.

36.	Overhang easement, 4 feet wide, along the front property line, as shown on plat recorded in Volume 7800, Pages 9-13, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

37.	Gas and electric easement, 20 feet wide, as shown on plat recorded in Volume 7800, Pages 9-13, Deed and Plat Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S, No. 5811, Doucet & Associates, Inc.

38.	Lo Vaca Gathering Co. gas easement, 50 feet wide, as shown on plat recorded in Volume 7800, Pages 9-13, Deed and Plat Records of Bexar County, Texas, and recorded in Volume 7425, Page 387, Deed Records of Bexar County, Texas, as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

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39.	Easement and operating agreement recorded in Volume 7451, Page 649 and modified in Volume 7693, Page 199, Deed Records of Bexar County, Texas, as noted on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet &. Associates, Inc.

40.	Affidavit of Compliance recorded in Volume 11008, Page 851, Real Property Records of Bexar County, Texas, as noted on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.

41.	The following matters as shown on plat of survey dated June 14, 2007, by Jason Ward, R.P.L.S. No. 5811, Doucet & Associates, Inc.: a) 12 (twelve) telephone risers along the south property line, b) encroachment of improvements across the most southerly, northeast property line, and c) “Order Sign” adjacent to the most southerly northeast property line.

42.	Terms, conditions and provisions of that certain Declaration of Restrictive Covenants dated of even date herewith, recorded the Real Property Records of Bexar County, Texas as of the date hereof.

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EXHIBIT C

MEMORANDUM OF GROUND LEASE AGREEMENT

This Memorandum of Ground Lease Agreement made the      day of             , 2007, by and between WINDCREST ECONOMIC DEVELOPMENT CORPORATION (hereinafter called “Landlord”) and RACKSPACE US, INC., a Delaware corporation (hereinafter called “Tenant”).

W I T N E S S E T H:

That for and in consideration of the sum of One and No/100 Dollar ($1.00), the receipt of which is hereby mutually acknowledged, and in consideration of the executed original Ground Lease Agreement which is in the possession of each of the parties hereto, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain real property situated in the City of San Antonio, Bexar County, Texas, and legally described by metes and bounds on Exhibit “A” attached hereto (the “Leased Premises”), together with any and all improvements, fixtures, personal property and equipment now or hereafter situated thereon, and any and all appurtenances, easements and privileges pertaining thereto;

The Leased Premises hereby leased to Tenant for a Term commencing as of the Effective Date and terminating on the last day of the three hundred sixtieth (360th) month following the Effective Date, as such capitalized terms are defined in the Ground Lease Agreement.

The Lease contains a purchase option, which provides in part as follows:

“6(d) Tenant’s Purchase Option.

(1) Purchase Option. For and in consideration of the sum of Fifty and No/100 Dollars ($50.00) and other good and valuable consideration paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged, the same constituting independent consideration for this Purchase Option, commencing upon the Effective Date and continuing throughout the Term (as the same may be extended), Tenant shall have the continuing, exclusive right to purchase the Leased Premises from Landlord (the “Purchase Option”) pursuant to the terms, conditions, and provisions set forth hereinbelow. If Tenant elects to exercise the Purchase Option, Tenant shall deliver to Landlord and the Escrow Agent (as defined in paragraph 6(d)(3) below) written notice (the “Purchase Option Notice”) of such election on or before thirty (30) days prior to the expiration of the Term. Notwithstanding the foregoing, if Tenant has failed to deliver the Purchase Option Notice within such thirty (30) day period, the Purchase Option shall continue for a period of fifteen (15) days following Tenant’s receipt of written notice from Landlord (“Option Termination Notice”) stating that “TENANT HAS FAILED TO DELIVER THE PURCHASE OPTION NOTICE WITHIN THE TIME PERIOD SPECIFIED IN

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PARAGRAPH 6(D) OF THE LEASE”, and unless Tenant provides written notice to Landlord within such 15-day period following Tenant’s receipt of the Option Termination Notice that Tenant elects not to exercise the Purchase Option, then Tenant shall be deemed to have delivered the Purchase Option Notice to Landlord and Escrow Agent within the time period required hereby and the parties shall proceed with the Purchase Closing as provided in (2) below.”

Reference is hereby made to the Ground Lease Agreement for complete statement of the rights and obligations of the Landlord and Tenant, respectively.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Ground Lease Agreement as of the date and year first written above.

TENANT:	LANDLORD:

RACKSPACE US, INC. a Delaware corporation	WINDCREST ECONOMIC DEVELOPMENT CORPORATION

By:	By:

Name:	Name:

Title:	Title:

STATE OF TEXAS	§
§
COUNTY OF BEXAR	§

This instrument was acknowledged before me on the      day of             , 2007, by                     , the                      of Rackspace US, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public/State of Texas

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on the      day of              2007, by                     , the                      of Windcrest Economic Development Corporation, a Section 4B corporation created pursuant to the Texas Development Corporation Act of 1979, as amended, on behalf of said Section 4B corporation.

Notary Public/State of Texas

AFTER RECORDING, PLEASE RETURN TO:

Stephen L. Golden

Drenner & Golden Stuart Wolff, LLP

300 Convent Street, Suite 2600

San Antonio, Texas 78205

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EXHIBIT “A” to Memorandum of Ground Lease

[Legal Description]

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EXHIBIT D

TENANT’S AS-IS CERTIFICATE AND AGREEMENT

THIS TENANT’S AS-IS CERTIFICATE AND AGREEMENT (this “Agreement”), is made as of                  , 2007 by WINDCREST ECONOMIC DEVELOPMENT CORPORATION, a Section 4B corporation created pursuant to the Texas Development Corporation Act of 1979, as amended (“Landlord”) and RACKSPACE, LTD., a Texas limited partnership (“Tenant”).

RECITALS

WHEREAS, pursuant to the terms of that certain Ground Lease Agreement, dated as of                  , 2007, by and between Landlord and Tenant (as the same may have been amended or modified, the “Lease Agreement”), Landlord agreed to lease to Tenant, inter alia, that certain real Leased Premises legally described on Exhibit A attached thereto and incorporated herein by this reference, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Lease Agreement. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Lease Agreement; and

WHEREAS, the Lease Agreement requires, inter alia, that, as a condition precedent to Landlord’s obligations under the Lease Agreement, Tenant shall execute and deliver this Agreement to Landlord at Closing.

NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby certifies and agrees as follows:

1. For purposes of this Agreement, the following terms shall have the following meanings:

“Assumed Liabilities” shall mean any and all Liabilities attributable to the physical condition of the Leased Premises, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, (a) all Liabilities with respect to the structural, physical, or environmental condition of the Leased Premises; (b) all Liabilities relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Leased Premises, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other Federal, State or municipal based statutory or regulatory causes of

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action for environmental contamination at, in, about or under the Leased Premises; and (c) any tort claims made or brought with respect to the Leased Premises or the use or operation thereof. Notwithstanding the foregoing, however, “Assumed Liabilities” shall not include any Liabilities arising out of or in connection with:

(i)	any claims made or causes of action brought by any governmental authority as a result of any violations of any applicable laws that were caused during the time that Landlord owned title to the Leased Premises unless Tenant knows or is deemed to know about such claim or cause of action on or before the date hereof; and/or

(ii)	any and all Liabilities relating to the release of or the presence, discovery or removal of any Hazardous Materials introduced or installed by Landlord during its period of ownership of the Leased Premises (but prior to the Effective Date of the Lease Agreement) to in, at, about or under the Leased Premises, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other Federal, State or municipal based statutory or regulatory causes of action for environmental contamination (collectively “Environmental Laws”) at, in, about or under the Leased Premises to the extent that any of the foregoing causes of actions or claims arise from or relate to any environmental contamination or violation of Environmental Laws caused by Landlord during its period of ownership of the Leased Premises.

The items listed in clauses (i)-(ii) are referred to collectively as the “Excluded Liabilities”.

“Tenant’s Representatives” shall mean Tenant and any officers, directors and senior employees of Tenant involved with the negotiation of the Lease Agreement.

“deemed to know” (or words of similar import) shall have the following meaning:

(a)	Tenant shall be “deemed to know” of the existence of a fact or circumstance to the extent that:

(i)	any Tenant’s Representative has actual knowledge of such fact or circumstance, or

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(ii)	such fact or circumstance is disclosed by the Lease Agreement, or any other Document[1] delivered to any Tenant’s Representative.

(b)	Tenant shall be “deemed to know” that any of Landlord’s warranties or representations is untrue, inaccurate or incorrect to the extent that:

(i)	any Tenant’s Representative has actual knowledge of information which is inconsistent with any of Landlord’s Warranties, or

(ii)	the Lease Agreement or any Document contains information which is inconsistent with any of Landlord’s warranties or representations.

“Documents” shall mean the documents and instruments applicable to the Leased Premises or any portion thereof that any of the Landlord Parties deliver or make available to any Tenant’s Representative prior to the date hereof or which are otherwise obtained by any Tenant’s Representative prior to the date hereof, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Leased Premises Documents.

“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Leased Premises, the Documents, and other information and documents regarding the Leased Premises, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Leased Premises, the physical condition of the Leased Premises, and the economic status of the Leased Premises.

“Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any Federal, State or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

“Liabilities” shall mean, collectively, any and all losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Leased Premises Documents” shall mean, collectively, any documents or instruments which constitute, evidence or create or relate to any portion of the Leased Premises.

“Landlord Parties” shall mean and include, collectively, (a) Landlord; (b) its counsel; and (c) any third-party consultants engaged by Landlord to evaluate the feasibility of the Ground Lease.

[1]	Tenant is deemed to have knowledge if any fact or circumstance is disclosed by any Documents (a broadly defined term) delivered or made available t Buyer, whether or not Buyer has actual conscious awareness of a particular fact.

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2. Tenant acknowledges and agrees that, prior to the date hereof: (a) Landlord has made available to Tenant, or otherwise allowed Tenant access to, the Leased Premises and certain books, records and files of Landlord related to the Leased Premises; (b) Tenant has conducted (or has waived its right to conduct) all due diligence as Tenant considered necessary or appropriate (including due diligence with respect to Hazardous Materials or the environmental condition of the Leased Premises); (c) Tenant has reviewed, examined, evaluated and verified the results of its due diligence to the extent it deems necessary or appropriate with the assistance of such experts as Tenant deemed appropriate; and (d) except for, and only to the extent of, Landlord’s warranties and representations contained in the Lease Agreement, is acquiring the Leased Premises based exclusively upon its own due diligence.

3. Tenant acknowledges and agrees that, except for, and only to the extent of, Landlord’s warranties and representations under the Lease Agreement:

(a)	The Leased Premises is being demised, and Tenant is accepting possession of the Leased Premises on the date hereof, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in any payment of Rent or Additional Rent which may become due under the Lease Agreement.

(b)	None of the Landlord Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Tenant with respect to the physical condition of the Leased Premises, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Tenant’s due diligence.

(c)	Tenant has confirmed independently all information that it considers material to its acceptance of the Leased Premises.

(d)	Except for, and only to the extent of, Landlord’s warranties and representations under the Lease Agreement, Tenant is not relying on (and Landlord and each of the other Landlord Parties does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from any of the Landlord Parties, as to:

(i)	the operation or performance of the Leased Premises, the income potential, economic status, uses, or the merchantability, habitability or fitness of any portion of the Leased Premises for a particular purpose;

(ii)	the physical condition of the Leased Premises or the condition or safety of the Leased Premises or any component thereof, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including Hazardous Materials, lot size, or suitability of the Leased Premises or any component thereof for a particular purpose;

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(iii)	the presence or absence, location or scope of any Hazardous Materials in, at, about or under the Leased Premises;

(iv)	whether the plumbing or utilities are in working order;

(v)	the habitability or suitability for occupancy of any structure and the quality of its construction;

(vi)	whether the improvements are structurally sound, in good condition, or in compliance with applicable Laws;

(vii)	the dimensions of the Leased Premises or the accuracy of square footage, sketches, or revenue or expense projections related to the Leased Premises;

(viii)	the locale of the Leased Premises, the leasing market for the Leased Premises, or the market assumptions Tenant utilized in its analysis of the Leased Premises and determination of the Rent amount; and

(ix)	whether the Leased Premises is or would likely constitute a target of terrorist activity or other acts of war.

(e)	Except as otherwise set forth in the Lease Agreement, Landlord is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to any of Landlord Parties regarding the physical condition of the Leased Premises, and Tenant, for itself and for its successors and assigns, hereby specifically waives and releases each of the Landlord Parties from any such duty that otherwise might exist.

4. Except as may be provided in the Lease Agreement, any repairs or work required by Tenant are the sole responsibility of Tenant, and Tenant agrees that there is no obligation on the part of Landlord to make any changes, alterations or repairs to the Leased Premises, including, without limitation, to cure any violations of Law, comply with the requirements of any insurer or otherwise. Except as may be provided in the Lease Agreement, Tenant is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for the transfer or occupancy of the Leased Premises; provided, however, Landlord is responsible for any repairs or alterations necessary to obtain the same, at Landlord’s sole cost and expense.

5. Tenant (i) having inspected the Leased Premises as described above, (ii) having conducted, reviewed, examined, evaluated and verified the results of all due diligence to the extent Tenant deems appropriate as described above, and (iii) having determined that Tenant shall accept the Leased Premises based exclusively upon its own due diligence (except for, and only to the extent of, Landlord’s warranties and representations under the Lease Agreement, then, accordingly, Tenant agrees with Landlord that Tenant is in fact accepting the Leased Premises

5

based exclusively upon its own due diligence, except for, and only to the extent of, Landlord’s warranties and representations under the Lease Agreement, and to evidence the foregoing, Tenant agrees to release Landlord as set forth below. Accordingly, except as expressly provided hereinbelow in this Section 5, Tenant, for Tenant and Tenant’s successors and assigns, hereby releases each of the Landlord Parties from, and waives any and all Assumed Liabilities against each of the Landlord Parties for or attributable to or in connection with the Leased Premises, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur.

Notwithstanding the foregoing, the release and waiver set forth in this Section 5 is not intended and shall not be construed as (x) affecting or impairing any rights or remedies that Tenant may have against Landlord as a result of a breach of any of Landlord’s warranties and representations under the Lease Agreement, or (y) shifting to Tenant any obligation, responsibility or liability for any Liability that does not constitute an Assumed Liability. Landlord hereby confirms it takes responsibility and liability for the Excluded Liabilities.

6. Tenant hereby assumes and takes responsibility and liability for all Assumed Liabilities. Notwithstanding the foregoing, nothing in this Section 6 shall be construed to affect or limit Tenant’s rights or remedies against Landlord as a result of Landlord’s breach of Landlord’s warranties and representations under the Lease Agreement.

7. Tenant expressly understands and acknowledges that it is possible that unknown Assumed Liabilities may exist with respect to the Leased Premises and that Tenant explicitly took that possibility into account in determining and agreeing to accept the Leased Premises, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Assumed Liabilities has been given in exchange for a full accord and satisfaction and discharge of all such Assumed Liabilities, except for Assumed Liabilities arising as a result of Landlord’s breach of Landlord’s warranties and representations under the Lease Agreement.

8. Tenant acknowledges and agrees that the provisions of this Agreement were a material factor in Landlord’s agreement to lease the Leased Premises to Tenant and, while Landlord has provided the Documents and cooperated with Tenant, Landlord is unwilling to lease the Leased Premises unless the Landlord Parties are expressly released as set forth in Section 5 and Tenant assumes the obligations specified in Section 6.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

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IN WITNESS WHEREOF, Tenant has executed this Agreement as of the date first set forth hereinabove.

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

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EXHIBIT E-1

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BEXAR	§

THAT THE UNDERSIGNED, Windcrest Economic Development Corporation (“Grantor”), a Section 4B corporation created pursuant to the Texas Economic Development Corporation Act of 1979, as amended, for and in consideration of the sum of TEN DOLLARS ($10.00) cash, and other good and valuable consideration paid to Grantor by Rackspace US, Inc. (“Grantee”), a Delaware corporation, the receipt and sufficiency of which are hereby fully acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee, whose address is 9725 Datapoint Drive, Suite 100, San Antonio, Texas 78229, Attn: General Counsel, all of Grantor’s rights, titles, benefits, easements, privileges and interests in and to that certain real property in Bexar County, Texas being more particularly described in Exhibit “A” attached hereto and made part hereof for all purposes (the “Land”), together with all and singular the rights and appurtenances pertaining thereto, including without limitation the improvements constructed thereon, strips or gores, adjacent streets, roads, alleys, rights-of-way, easements, licenses, reservations, privileges, rights of ingress and egress and fixtures (collectively, the “Property”).

This conveyance is made and accepted subject to those certain matters set forth on Exhibit “B” attached hereto and made a part hereof for all purposes (the “Permitted Exceptions”).

Except for the special warranty of title contained herein, Grantor hereby specifically disclaims any warranty, guaranty, or representation, oral or written; past, present or future, of, as to, or concerning (i) the nature and condition of the Property, including but not by way of limitation, the water, soil, geology and the suitability thereof, and of the Property, for any and all activities and uses which Grantee may elect to conduct thereon, income to be derived therefrom or expenses to be incurred with respect thereto, or any obligations or any other matter or thing relating to or affecting the same; (ii) the manner of construction and condition and state of repair or lack of repair of any improvements located thereon; (iii) the nature and extent of any easement, right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; and (iv) the compliance of the Property or the operation of the Property with any laws, rules, ordinances, or regulations of any government or other body. IN CONNECTION WITH THE CONVEYANCE OF THE PROPERTY, GRANTOR HAS NOT MADE AND DOES NOT MAKE, ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OR CONDITION OF THE PROPERTY, THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON, COMPLIANCE BY THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR HABITABILITY,

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MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SPECIFICALLY, GRANTOR DOES NOT MAKE ANY REPRESENTATIONS REGARDING HAZARDOUS WASTE, AS DEFINED BY THE LAWS OF THE STATE OF TEXAS AND ANY REGULATIONS ADOPTED PURSUANT THERETO OR THE U. S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OF ANY HAZARDOUS WASTE OR ANY OTHER HAZARDOUS OR TOXIC SUBSTANCES IN OR ON THE PROPERTY. Grantee hereby accepts the Property with the Property being in its present AS IS condition WITH ALL FAULTS.

GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTEE HAS LEASED THE PROPERTY FROM GRANTOR, IS FAMILIAR WITH THE PROPERTY, AND IS EXPERIENCED IN THE OWNERSHIP, DEVELOPMENT AND/OR OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT GRANTEE HAS INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. GRANTEE ACKNOWLEDGES THAT IT IS FULLY RELYING ON GRANTEE’S (OR GRANTEE’S REPRESENTATIVES’) INSPECTIONS OF THE PROPERTY AND NOT UPON ANY STATEMENT (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY GRANTOR OR ANY OF ITS REPRESENTATIVES. GRANTEE ACKNOWLEDGES THAT GRANTEE HAS (OR GRANTEE’S REPRESENTATIVES HAVE) THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY GRANTEE IN ORDER TO ENABLE GRANTEE TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY); AND GRANTEE ACKNOWLEDGES THAT GRANTEE IS RELYING SOLELY UPON ITS OWN (OR THEIR REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY. GRANTEE HEREBY EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS (AND AGREES THAT GRANTOR SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY ATTRIBUTABLE TO THE PERIOD FROM AND AFTER THE DATE HEREOF.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, its successors and assigns, forever; and Grantor does hereby bind Grantor and Grantor’s successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Land unto Grantee, and Grantee’s successors and assigns, against every person whomsoever claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject only to the Permitted Exceptions.

[SIGNATURE AND NOTARY PAGE TO FOLLOW]

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EXECUTED this      day of             , 2007, to be effective the      day of             , 20    .

GRANTOR:

WINDCREST ECONOMIC DEVELOPMENT CORPORATION

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this      day of             , 200    , by                     ,              of                                         , the                      of                                         , on behalf of said                         .

Notary Public/State of Texas

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EXHIBIT “A” to Special Warranty Deed

LEGAL DESCRIPTION

[To Be Attached.]

4

EXHIBIT “B” to Special Warranty Deed

PERMITTED EXCEPTIONS

[To Be Attached]

5

EXHIBIT E-2

ASSIGNMENT AND BILL OF SALE

THE STATE OF TEXAS	§
§
COUNTY OF BEXAR	§

WINDCREST ECONOMIC DEVELOPMENT CORPORATION, a Section 4B corporation created pursuant to the Texas Economic Development Corporation Act of 1979, as amended (“Seller”), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Buyer, does hereby sell, assign and transfer to Rackspace US, Inc., a Delaware corporation (“Buyer”), all of Seller’s right, title and interest in and to the following described property, rights and interests (the “Personal Property”) located on, affixed to or used in connection with the real property described on Exhibit “A” attached to this Bill of Sale (the “Real Property”):

(i) all tangible personal property, mechanical systems, fixtures, equipment and machinery of any kind owned by Seller and located on or attached to, or used in connection with the Real Property or improvements situated thereon; (ii) all access, air, water, riparian, development, utility, and solar rights appurtenant to the Real Property; (iii) site plans, surveys, plans and specifications, marketing materials and floor plans in Seller’s possession which relate to the Real Property; (iv) all licenses and permits issued in connection with the construction and operation of the Real Property; and (v) rights to receive or install water, wastewater, electricity, gas, telephone, telecommunications (including cable television, internet ISDN lines, etc.), drainage, or other utilities or services.

TO HAVE AND TO HOLD the Personal Property unto said Buyer, its successors and assigns forever.

IT IS UNDERSTOOD AND AGREED THAT THIS SALE IS MADE “AS IS, WHERE IS” AND WITH ALL FAULTS. All warranties, express or implied, are hereby disclaimed.

This Assignment is made and accepted expressly subject to all matters to which the Special Warranty Deed of the Real Property from Buyer to Seller dated the same date as this Bill of Sale and Assignment is made subject.

This Bill of Sale may be executed in one or more counterparts, each of which shall have the force and effect of an original, and all of which shall constitute but one and the same document.

[Signature page follows]

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Executed this      day of             , 2007 to be effective the      day of             , 20    .

SELLER:

WINDCREST ECONOMIC DEVELOPMENT CORPORATION

By:
Name:
Title:

2

FIRST AMENDMENT TO GROUND LEASE AGREEMENT

THIS FIRST AMENDMENT TO GROUND LEASE AGREEMENT (the “First Amendment”) is made and entered into on this      day of April 2008, to be effective as of August 31, 2007, by and between WINDCREST ECONOMIC DEVELOPMENT CORPORATION, a Section 4B corporation created pursuant to the Texas Development Corporation Act of 1979, as amended (the “Landlord”), and RACKSPACE US, INC., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant executed and entered into a certain Ground Lease Agreement (the “Original Lease Agreement”) dated August 2, 2007, covering approximately 66.9915 acres of land and the improvements thereon located in the City of San Antonio, Bexar County, Texas (the “Leased Premises”);

WHEREAS, Landlord and Tenant have agreed to enter into an Assignment and Assumption of Construction Contract (the “Assignment”) dated as of even date herewith pursuant to which Tenant will assign its interest in that certain Construction and Design Agreement (“Construction Contract”) dated August 31, 2007 by and between Tenant and Workstage LLC (“Contractor”) to Landlord; and

WHEREAS, in connection with the Assignment, Tenant has agreed to pay amounts due and owing under the Construction Contract as additional Rent under the Lease and Tenant has agreed to execute a construction guaranty in favor of Contractor (the “Construction Guaranty”) guarantying obligations under the Construction Contract as more particularly set forth therein.

NOW, THEREFORE, for and in consideration of these premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant agree as follows:

1. Lease. The Original Lease Agreement and this First Amendment are collectively referred to as the “Lease.” All terms used herein with initial capitalized letters shall have the defined meanings as in the Lease, unless otherwise defined in this First Amendment. In the event of any conflict in any prior provisions of the Lease with this First Amendment, this First Amendment shall control.

2. Rent. Section 3(a) of the Lease is hereby amended and restated to read as follows:

“(a) Rent. Upon the Effective Date, Tenant shall pay to Landlord as a portion of the rent for the Leased Premises the sum of Thirty-Two Million Six Hundred Seventy-Three Thousand One Hundred Thirty-Seven and 55/100 Dollars ($32,673,137.55) (“Prepaid Rent”). From and after the full and final execution of the Assignment by Landlord and Tenant, Tenant shall further pay to Landlord as additional rent amounts (including expenses, if any) due and payable by the owner under that certain Construction and Design Agreement dated August 31, 2007 (“Construction Contract”) by and between Tenant and Workstage LLC, as the same has been assigned by Tenant to Landlord, as such amounts become due and payable under the Construction Contract in good and immediately payable funds (“Additional Rent”, and together with the Prepaid Rent being referred hereunder to as “Rent”). Amounts paid by Tenant to the Contractor pursuant to a construction guaranty executed by Tenant in favor of Contractor shall constitute payments of Additional Rent hereunder. It is expressly understood that no other Rent shall be payable by Tenant to Landlord at any time with respect to the Primary Term.

3. Assignment of Construction Contract. Section 4(b)(3) of the Lease is hereby amended and restated to read as follows:

“At Tenant’s election, Landlord shall assume the obligations under the Construction Contract for the construction of Tenant Improvements. In such event, Landlord and Tenant shall enter into the Assignment, pursuant to which Tenant shall agree to pay the Additional Rent hereunder with no additional costs to be charged to Landlord and no additional fees being payable by Tenant to Landlord for its assumption of the Construction Contract, and Tenant shall agree to indemnify and hold harmless Landlord from and against any liability, damages and third-party costs it may incur as a result of the assumption of the Construction Contract (except such liability, damages or third-party costs resulting from Landlord’s non-compliance with the terms of the Assignment).”

4. Default. Section 9(b)(1) of the Lease is hereby amended and restated to read as follows:

“(1) No Termination. Because Tenant has prepaid all Prepaid Rent due hereunder as of the Effective Date and has the option to purchase the Leased Premises as provided in paragraph 6(d), Landlord shall have no right to terminate this Lease due to Tenant’s default and Landlord hereby waives any such right to which it may otherwise be entitled to terminate this Lease at law or in equity.”

5. Tenant’s Personal Property. Section 10(a) of the Lease is hereby amended and restated to read as follows:

“(a) Tenant’s Personal Property. Except as may otherwise be provided in the Personal Property Lease as described in paragraph 4(f) above, all furniture, trade fixtures, inventory, stock-in-trade and related equipment (collectively, the “Personal Property”) installed by Tenant in the Leased Premises shall be and remain the property of Tenant throughout the Term of this Lease. The Personal Property shall also be and remain the property of Tenant upon termination of this Lease, subject to the terms and provisions of the Personal Property Lease. At Tenant’s request and expense, unless in conflict with the Personal Property Lease, Landlord shall execute such reasonable documents as Tenant and/or any mortgagee having an interest in Tenant’s Personal Property may request waiving any rights or claims of Landlord to such Personal Property of Tenant.”

6. Other Terms. Except as expressly modified and amended hereby, all terms and conditions of the Lease will remain in full force and effect as of the date thereof. Landlord and Tenant hereby ratify and affirm the Lease as modified and amended hereby, and each represents and warrants to the other that there are no offsets, counterclaims or impairments to the obligations of either party under the Lease as amended hereby, to their respective knowledge.

7. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SIGNATURE PAGE ATTACHED

SIGNATURE PAGE

TO

FIRST AMENDMENT TO GROUND LEASE AGREEMENT

LANDLORD:

WINDCREST ECONOMIC DEVELOPMENT CORPORATION, a Section 4B corporation created pursuant to the Texas Development Corporation Act of 1979, as amended

By:
Name:
Title:

TENANT:

RACKSPACE US, INC., a Delaware corporation

By:
Name:
Title:

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